INDEPENDENT AUDITORS' CONSENT
-----------------------------

We consent to the incorporation by reference in Registration
Statements No. 2-97977, No. 33-8245, No. 33-78744 and No. 33-65233
of Miltope Group Inc. on Forms S-8 and No. 33-33752 of Miltope
Group Inc. on Form S-3 of our report dated February 19, 1999
(March 9, 1999 as to the waiver letter described in Note 5) appearing in this Annual Report on Form 10-K of Miltope Group Inc. for the year ended December 31, 1998.


/s/ Deloitte & Touche LLP
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Birmingham, Alabama
March 30, 1999